Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces Increased First Quarter 2017 Earnings

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for first quarter of 2017 results:
▪	Net income of $10.9 million in the first quarter of 2017 compared to $10.4 million in the first quarter of 2016 and $10.8 in the fourth quarter of 2016
▪	Return on average assets (ROA) of 0.91% compared to 0.89% in the first quarter of 2016
▪	Return on average equity (ROE) of 10.17% compared to 9.98% in the first quarter of 2016
▪	Efficiency ratio of 55.81% compared to 56.22% in the first quarter of 2016 (Non-GAAP measure; see P. 10 for definition)

•	Asset quality remains solid:
o	Asset quality measures improved compared to the first quarter of 2016
o	Nonperforming assets (NPAs) fell by $6.4 million compared to March 31, 2016
o	NPAs to total assets improved to 0.61%, compared to 0.76% at March 31, 2016
o	Quarterly net chargeoffs decreased to 0.05% of average loans on an annualized basis, compared to 0.14% for the first quarter of 2016, reaching the lowest level since 2008

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch grew $587 thousand to $29.2 million from March 31, 2016 to March 31, 2017
o	Average core (non-maturity) deposits were $75 million higher in the first quarter of 2017 compared to the first quarter of 2016

•	Loan portfolio reaches all-time high:
o	Average loans were up $142 million for the first quarter of 2017 compared to first quarter of 2016
o	At $3.45 billion as of March 31, 2017, loans reached an all-time high

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FOR IMMEDIATE RELEASE:

TrustCo Announces Increased First Quarter 2017 Earnings

Glenville, New York – April 21, 2017

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced first quarter of 2017 net income of $10.9 million compared to $10.4 million for the first quarter of 2016, an increase of 5.2%.

Summary

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to be able to report an increase in earnings in the first quarter of 2017 as compared to the first quarter of 2016.  Improved revenue growth provided an encouraging start to 2017.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  In terms of our core business, we continue to add customer relationships, which ultimately drive future growth.  We will continue to take advantage of opportunities as they are presented during the balance of 2017 and beyond.”

TrustCo saw continued solid loan growth in the first quarter of 2017 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and by the growth of our deposit base.  The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments, although the recent moves by the Federal Reserve to raise short term interest rates have contributed to our results and will provide a further benefit in the second quarter of 2017 and beyond.  The growth in average deposits in the first quarter of 2017 versus the prior year was led by lower cost checking and savings deposits.  TrustCo’s strong liquidity position continues to allow it to take advantage of opportunities when interest rate conditions change.

Asset quality measures improved versus March 31, 2016, with nonperforming assets (NPAs) declining $6.4 million.

Details

Average loans were up $142.5 million or 4.3% in the first quarter of 2017 over the same period in 2016.  Loan growth in the first quarter is typically slowed by weather conditions in our New York markets. Average residential loans, our primary lending focus, were up $185.2 million or 6.8% in the first quarter of 2017, over the same period in 2016.  Overall loan growth was constrained by a $13.8 million decline in average commercial loans, which have become less attractive on a risk adjusted basis, and a $28.5 million decline in average outstandings on home equity lines of credit, as well as a small decline in installment loans. Average deposits were up $74.3 million or 1.8% for the first quarter of 2017 over the same period a year earlier.  The increase in deposits came from core deposit accounts, which consist of checking, savings and money market deposits, although checking and savings were entirely responsible for the growth within core deposits.  Average core deposits increased $74.8 million from the first quarter of 2016 to the first quarter of 2017, while average time deposit balances were down slightly.  Within core, money market balances were down $23.8 million, while checking was up $86.3 million (including interest bearing and non-interest bearing balances) and savings were up $12.3 million.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  The cost of interest bearing deposits declined from 0.39% in the first quarter of 2016 to 0.35% in the first quarter of 2017.  The shift out of money market balances was also beneficial, as that category is the most expensive type of core deposit.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.”

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For the first quarter of 2017, return on average assets and return on average equity were 0.91% and 10.17%, respectively, compared to 0.89% and 9.98% for the first quarter of 2016.  Diluted earnings per share were $0.114 for the first quarter of 2017, compared to $0.109 for the first quarter of 2016.  As discussed in recent quarters, increased operating costs in response to regulatory requirements have pushed overall expense levels higher.  However, revenue growth exceeded the increase in costs in the first quarter of 2017 as compared to the first quarter of 2016.  We anticipate being able to control expense growth effectively in 2017.  Some of the costs associated with regulatory issues will be recurring, but others will diminish over time.

“While some banks have backed away from branches, a customer-friendly branch franchise continues to be the key to our long term plans.  We continue to make good progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.”

“At March 31, 2017, our average deposits per branch were $29.2 million, compared to $28.6 million a year earlier.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and loan loss reserve measures improved versus March 31, 2016.  Nonperforming loans (NPLs) were $26.4 million at March 31, 2017, compared to $30.4 million at March 31, 2016.  NPLs were equal to 0.77% of total loans at March 31, 2017, compared to 0.92% at March 31, 2016.  The coverage ratio, or allowance for loan losses to NPLs, was 166.7% at March 31, 2017, compared to 146.3% at March 31, 2016.  Nonperforming assets (NPAs) were $29.6 million at March 31, 2017 compared to $36.0 million at March 31, 2016.  The ratio of loan loss allowance to total loans was 1.28% as of March 31, 2017, compared to 1.34% at March 31, 2016 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $44.0 million at March 31, 2017 compared to $44.4 million at March 31, 2016.  Net chargeoffs for the first quarter of 2017 decreased versus the first quarter of 2016, falling to $442 thousand from $1.2 million in the year earlier period.  The annualized net chargeoff ratio was 0.05% for the first quarter of 2017, compared to 0.14% in the first quarter of 2016 and was at the lowest level since the first quarter of 2008.  The provision for loan losses was $600 thousand for the first quarter of 2017, compared to $800 thousand in the first quarter of 2016.

The net interest margin for the first quarter of 2017 was 3.14%, up one basis point versus both the fourth quarter of 2016 and the first quarter of 2016.

At March 31, 2017 the equity to asset ratio was 8.98%, compared to 8.88% at March 31, 2016.  Book value per share at March 31, 2017 was $4.57 compared to $4.44 a year earlier.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 144 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2017.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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A conference call to discuss first quarter 2017 results will be held at 9:00 a.m. Eastern Time on April 24, 2017.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10105301. The call will also be audio webcast at: http://services.choruscall.com/links/trst170424.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2017 and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; ; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	03/31/17		12/31/16	03/31/16
Summary of operations
Net interest income (TE)	$37,413		36,921	36,196
Provision for loan losses	600		600	800
Noninterest income, excluding net gain on securities transactions	4,727		4,512	4,572
Noninterest expense	24,019		23,365	23,439
Net income	10,947		10,798	10,409

Per common share
Net income per share:
- Basic	$0.114		0.113	0.109
- Diluted	0.114		0.113	0.109
Cash dividends	0.066		0.066	0.066
Book value at period end	4.57		4.52	4.44
Market price at period end	7.85		8.75	6.06

At period end
Full time equivalent employees	802		808	784
Full service banking offices	144		145	145

Performance ratios
Return on average assets	0.91%		0.89	0.89
Return on average equity	10.17		9.87	9.98
Efficiency (1)	55.81		54.65	56.22
Net interest spread (TE)	3.08		3.07	3.07
Net interest margin (TE)	3.14		3.13	3.13
Dividend payout ratio	57.47		58.20	60.13

Capital ratio at period end
Consolidated equity to assets	8.98%		8.89	8.88
Consolidated tangible equity to tangible assets (2)	8.97%		8.88	8.87

Asset quality analysis at period end
Nonperforming loans to total loans	0.77		0.73	0.92
Nonperforming assets to total assets	0.61		0.60	0.76
Allowance for loan losses to total loans	1.28		1.28	1.34
Coverage ratio (3)	1.7	x	1.8	1.5

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Interest and dividend income:
Interest and fees on loans	$36,044	36,251	36,171	35,652	35,605
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	595	422	408	404	255
State and political subdivisions	12	12	13	13	14
Mortgage-backed securities and collateralized mortgage obligations-residential	1,958	1,849	1,829	2,169	2,116
Corporate bonds	151	149	97	-	-
Small Business Administration-guaranteed participation securities	415	430	445	450	476
Mortgage-backed securities and collateralized mortgage obligations-commercial	23	23	36	38	36
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	3,158	2,889	2,832	3,078	2,901

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	316	331	347	374	402
Corporate bonds	154	153	156	154	154
Total interest on held to maturity securities	470	484	503	528	556

Federal Reserve Bank and Federal Home Loan Bank stock	134	133	131	118	120

Interest on federal funds sold and other short-term investments	1,246	865	866	832	844
Total interest income	41,052	40,622	40,503	40,208	40,026

Interest expense:
Interest on deposits:
Interest-bearing checking	124	123	120	116	114
Savings	430	436	504	604	604
Money market deposit accounts	466	459	463	467	496
Time deposits	2,283	2,406	2,468	2,460	2,373
Interest on short-term borrowings	349	291	281	262	257
Total interest expense	3,652	3,715	3,836	3,909	3,844

Net interest income	37,400	36,907	36,667	36,299	36,182

Provision for loan losses	600	600	750	800	800
Net interest income after provision for loan losses	36,800	36,307	35,917	35,499	35,382

Noninterest income:
Trustco Financial Services income	1,858	1,422	1,347	1,512	1,605
Fees for services to customers	2,637	2,795	2,664	2,737	2,661
Net gain on securities transactions	-	-	-	668	-
Other	232	295	718	282	306
Total noninterest income	4,727	4,512	4,729	5,199	4,572

Noninterest expenses:
Salaries and employee benefits	10,210	9,576	8,995	8,934	9,003
Net occupancy expense	4,109	4,185	3,887	3,918	4,088
Equipment expense	1,556	1,370	1,596	1,840	1,514
Professional services	1,928	1,997	1,959	2,098	2,146
Outsourced services	1,500	1,775	1,465	1,425	1,551
Advertising expense	713	727	489	570	729
FDIC and other insurance	1,047	901	1,127	1,949	1,990
Other real estate expense, net	499	721	895	423	519
Other	2,457	2,113	2,636	2,817	1,899
Total noninterest expenses	24,019	23,365	23,049	23,974	23,439

Income before taxes	17,508	17,454	17,597	16,724	16,515
Income taxes	6,561	6,656	6,667	6,260	6,106

Net income	$10,947	10,798	10,930	10,464	10,409
Net income per common share:
- Basic	$0.114	0.113	0.114	0.110	0.109

- Diluted	0.114	0.113	0.114	0.109	0.109

Average basic shares (in thousands)	95,879	95,732	95,603	95,487	95,365
Average diluted shares (in thousands)	95,987	95,877	95,722	95,580	95,412

Note: Taxable equivalent net interest income	$37,413	36,921	36,681	36,311	36,196

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
ASSETS:

Cash and due from banks	$41,352	48,719	42,296	39,787	37,373
Federal funds sold and other short term investments	641,839	658,555	622,132	718,609	722,805
Total cash and cash equivalents	683,191	707,274	664,428	758,396	760,178

Securities available for sale:
U. S. government sponsored enterprises	162,341	117,266	116,327	116,595	66,920
States and political subdivisions	887	886	970	974	974
Mortgage-backed securities and collateralized mortgage obligations-residential	357,683	372,308	400,575	404,138	422,189
Small Business Administration-guaranteed participation securities	75,429	78,499	84,687	87,740	89,053
Mortgage-backed securities and collateralized mortgage obligations-commercial	9,923	10,011	10,233	10,374	10,307
Corporate bonds	40,612	40,705	41,025	-	-
Other securities	685	685	685	685	685
Total securities available for sale	647,560	620,360	654,502	620,506	590,128

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	33,276	35,500	38,044	40,702	43,595
Corporate bonds	9,994	9,990	9,986	9,982	9,979
Total held to maturity securities	43,270	45,490	48,030	50,684	53,574

Federal Reserve Bank and Federal Home Loan Bank stock	9,579	9,579	9,579	9,579	9,480

Loans:
Commercial	184,451	191,194	189,795	195,698	198,765
Residential mortgage loans	2,929,928	2,895,733	2,845,876	2,786,951	2,737,784
Home equity line of credit	326,280	334,841	343,445	352,069	356,163
Installment loans	8,277	8,818	8,515	8,476	8,667
Loans, net of deferred net costs	3,448,936	3,430,586	3,387,631	3,343,194	3,301,379
Less:
Allowance for loan losses	44,048	43,890	43,950	44,064	44,398
Net loans	3,404,888	3,386,696	3,343,681	3,299,130	3,256,981

Bank premises and equipment, net	35,175	35,466	36,110	36,793	37,360
Other assets	63,080	63,941	56,519	55,825	55,561

Total assets	$4,886,743	4,868,806	4,812,849	4,830,913	4,763,262

LIABILITIES:
Deposits:
Demand	$373,930	377,755	380,090	376,669	359,060
Interest-bearing checking	838,936	815,534	785,118	766,322	746,562
Savings accounts	1,287,802	1,271,449	1,277,734	1,282,006	1,272,394
Money market deposit accounts	583,909	571,962	566,097	577,063	595,585
Time deposits	1,113,892	1,159,463	1,159,199	1,178,567	1,168,887
Total deposits	4,198,469	4,196,163	4,168,238	4,180,627	4,142,488

Short-term borrowings	220,946	209,406	179,204	190,542	169,528
Accrued expenses and other liabilities	28,628	30,551	29,799	29,479	28,221

Total liabilities	4,448,043	4,436,120	4,377,241	4,400,648	4,340,237

SHAREHOLDERS' EQUITY:
Capital stock	99,493	99,214	99,121	99,071	98,973
Surplus	172,628	171,425	171,093	171,174	171,113
Undivided profits	206,173	201,517	197,013	192,356	188,159
Accumulated other comprehensive (loss) income, net of tax	(5,568)	(6,251)	2,328	2,395	73
Treasury stock at cost	(34,026)	(33,219)	(33,947)	(34,731)	(35,293)

Total shareholders' equity	438,700	432,686	435,608	430,265	423,025

Total liabilities and shareholders' equity	$4,886,743	4,868,806	4,812,849	4,830,913	4,763,262

Outstanding shares (in thousands)	95,917	95,780	95,614	95,493	95,369

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
	03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
New York and other states*
Loans in nonaccrual status:
Commercial	$1,858	1,843	2,366	2,690	2,762
Real estate mortgage - 1 to 4 family	22,772	21,198	21,678	23,559	25,669
Installment	41	48	70	49	74
Total non-accrual loans	24,671	23,089	24,114	26,298	28,505
Other nonperforming real estate mortgages - 1 to 4 family	41	42	44	45	47
Total nonperforming loans	24,712	23,131	24,158	26,343	28,552
Other real estate owned	3,191	4,268	4,768	4,602	5,208
Total nonperforming assets	$27,903	27,399	28,926	30,945	33,760

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,712	1,929	1,844	1,900	1,802
Installment	-	-	-	-	-
Total non-accrual loans	1,712	1,929	1,844	1,900	1,802
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,712	1,929	1,844	1,900	1,802
Other real estate owned	-	-	-	-	476
Total nonperforming assets	$1,712	1,929	1,844	1,900	2,278

Total
Loans in nonaccrual status:
Commercial	$1,858	1,843	2,366	2,690	2,762
Real estate mortgage - 1 to 4 family	24,484	23,127	23,522	25,459	27,471
Installment	41	48	70	49	74
Total non-accrual loans	26,383	25,018	25,958	28,198	30,307
Other nonperforming real estate mortgages - 1 to 4 family	41	42	44	45	47
Total nonperforming loans	26,424	25,060	26,002	28,243	30,354
Other real estate owned	3,191	4,268	4,768	4,602	5,684
Total nonperforming assets	$29,615	29,328	30,770	32,845	36,038

Quarterly Net Chargeoffs (Recoveries)
03/31/17	12/31/16	09/30/16	06/30/16	03/31/16
New York and other states*
Commercial	$64	(56)	353	67	224
Real estate mortgage - 1 to 4 family	261	619	471	973	771
Installment	31	55	37	77	70
Total net chargeoffs	$356	618	861	1,117	1,065

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	84	23	-	16	83
Installment	2	19	3	1	16
Total net chargeoffs	$86	42	3	17	99

Total
Commercial	$64	(56)	353	67	224
Real estate mortgage - 1 to 4 family	345	642	471	989	854
Installment	33	74	40	78	86
Total net chargeoffs	$442	660	864	1,134	1,164

Asset Quality Ratios
03/31/17	12/31/16	09/30/16	06/30/16	03/31/16

Total nonperforming loans(1)	$26,424	25,060	26,002	28,243	30,354
Total nonperforming assets(1)	29,615	29,328	30,770	32,845	36,038
Total net chargeoffs(2)	442	660	864	1,134	1,164

Allowance for loan losses(1)	44,048	43,890	43,950	44,064	44,398

Nonperforming loans to total loans	0.77%	0.73%	0.77%	0.84%	0.92%
Nonperforming assets to total assets	0.61%	0.60%	0.64%	0.68%	0.76%
Allowance for loan losses to total loans	1.28%	1.28%	1.30%	1.32%	1.34%
Coverage ratio(1)	166.7%	175.1%	169.0%	156.0%	146.3%
Annualized net chargeoffs to average loans(2)	0.05%	0.08%	0.10%	0.14%	0.14%
Allowance for loan losses to annualized net chargeoffs(2)	24.9	x	16.6	x	12.7	x	9.7	x	9.5	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended March 31, 2017			Three months ended March 31, 2016
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U.S. government sponsored enterprises	$142,495	595	1.67%	$75,031	255	1.36%
Mortgage backed securities and collateralized mortgage obligations-residential	367,956	1,958	2.13	412,499	2,116	2.05
State and political subdivisions	873	19	8.71	1,114	22	7.90
Corporate bonds	41,580	151	1.45	-	-	-
Small Business Administration-guaranteed participation securities	78,591	415	2.11	90,611	476	2.10
Mortgage backed securities and collateralized mortgage obligations-commercial	10,089	23	0.91	10,394	36	1.40
Other	685	4	2.34	685	4	2.34

Total securities available for sale	642,269	3,165	1.97	590,334	2,909	1.97

Federal funds sold and other short-term Investments	641,126	1,246	0.78	675,586	844	0.50

Held to maturity securities:
Corporate bonds	9,992	154	6.16	9,977	154	6.17
Mortgage backed securities and collateralized mortgage obligations-residential	34,303	316	3.68	45,112	402	3.56

Total held to maturity securities	44,295	470	4.24	55,089	556	4.03

Federal Reserve Bank and Federal Home Loan Bank stock	9,579	134	5.60	9,480	120	5.06

Commercial loans	187,590	2,429	5.18	201,367	2,617	5.20
Residential mortgage loans	2,911,987	30,367	4.17	2,726,811	29,622	4.35
Home equity lines of credit	330,338	3,085	3.74	358,817	3,179	3.56
Installment loans	8,228	169	8.22	8,659	193	8.94

Loans, net of unearned income	3,438,143	36,050	4.19	3,295,654	35,611	4.33

Total interest earning assets	4,775,412	41,065	3.44	4,626,143	40,040	3.47

Allowance for loan losses	(44,236)			(45,271)
Cash & non-interest earning assets	130,186			135,532

Total assets	$4,861,362			$4,716,404

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$809,039	124	0.06%	$735,098	114	0.06%
Money market accounts	580,006	466	0.32	603,774	496	0.33
Savings	1,274,757	430	0.13	1,262,467	604	0.19
Time deposits	1,133,942	2,283	0.81	1,134,459	2,373	0.84

Total interest bearing deposits	3,797,744	3,303	0.35	3,735,798	3,587	0.39
Short-term borrowings	229,719	349	0.61	176,119	257	0.59

Total interest bearing liabilities	4,027,463	3,652	0.36	3,911,917	3,844	0.40

Demand deposits	370,552			358,224
Other liabilities	26,781			26,917
Shareholders' equity	436,566			419,346

Total liabilities and shareholders' equity	$4,861,362			$4,716,404

Net interest income, tax equivalent		37,413			36,196

Net interest spread			3.08%			3.07%

Net interest margin (net interest income to total interest earning assets)			3.14%			3.13%

Tax equivalent adjustment		(13)			(14)

Net interest income		37,400			36,182

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	03/31/17	12/31/16	03/31/16
Tangible Equity to Tangible Assets
Total Assets	4,886,743	4,868,806	4,763,262
Less: Intangible assets	553	553	553
Tangible assets	4,886,190	4,868,253	4,762,709

Equity	$438,700	432,686	423,025
Less: Intangible assets	553	553	553
Tangible equity	438,147	432,133	422,472
Tangible Equity to Tangible Assets	8.97%	8.88%	8.87%
Equity to Assets	8.98%	8.89%	8.88%

	3 Months Ended
Efficiency Ratio	03/31/17	12/31/16	03/31/16

Net interest income	$37,400	36,907	36,182
Taxable equivalent adjustment	13	14	14
Net interest income (fully taxable equivalent)	37,413	36,921	36,196
Non-interest income	4,727	4,512	4,572
Revenue used for efficiency ratio	42,140	41,433	40,768

Total noninterest expense	24,019	23,365	23,439
Less: Other real estate expense, net	499	721	519
Expense used for efficiency ratio	23,520	22,644	22,920

Efficiency Ratio	55.81%	54.65%	56.22%

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